                                                                    EXHIBIT 12.1

                                  TRACOR, INC.

          COMPUTATION OF HISTORICAL RATIO OF EARNINGS TO FIXED CHARGES

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
                                                          YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------
                                                1996      1995      1994      1993      1992
                                              --------   -------   -------   -------   -------
                                                     (IN THOUSANDS, EXCEPT FOR RATIOS)
Income before income taxes..................  $ 66,120   $48,694   $31,045   $15,477   $ 7,380
Interest expense............................    26,919    20,386    15,456     7,419     3,778
Amortization of debt issuance costs.........     3,237     2,054     2,577       937        --
Interest portion of rental expense..........     4,140     4,354     3,950     2,005     1,325
                                              --------   -------   -------   -------   -------
          Earnings..........................  $100,416   $75,488   $53,028   $25,838   $12,483
                                              ========   =======   =======   =======   =======
Interest expense............................  $ 26,919   $20,386   $15,456   $ 7,419   $ 3,778
Amortization of debt issuance costs.........     3,237     2,054     2,577       937        --
Interest portion of rental expense..........     4,140     4,354     3,950     2,005     1,325
                                              --------   -------   -------   -------   -------
          Fixed charges.....................  $ 34,296   $26,794   $21,983   $10,361   $ 5,103
                                              ========   =======   =======   =======   =======
Ratio of earnings to fixed charges..........       2.9x      2.8x      2.4x      2.5x      2.4x
                                              ========   =======   =======   =======   =======
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